Exhibit 99.1

NEWS

INVESTOR CONTACT:	FOR IMMEDIATE RELEASE

Christopher W. Wolf
Executive Vice President and Chief Financial Officer
(727) 579-5218

Joanne Freiberger
Vice President, Finance
(727) 579-5116

MEDIA CONTACT:
Susan Gear
Executive Director, Marketing
(727) 579-5452

     CATALINA MARKETING REPORTS FINANCIAL RESULTS FOR FISCAL 2004

     Annual Report on Form 10-K Filed Today with SEC

ST. PETERSBURG, Fla., July 15, 2004 – Catalina Marketing Corporation (NYSE: POS) today reported that the company has filed its Annual Report on Form 10-K for the year ended March 31, 2004 with the Securities and Exchange Commission (SEC). Investors are urged to review the 2004 Form 10-K for a detailed discussion of the financial results and business status descriptions.

For the twelve-month period ended March 31, 2004, revenues were $473.0 million compared with revenues of $470.7 million reported for the comparable prior year period. The company incurred a net loss of $19.3 million, or $0.37 per diluted share, for fiscal 2004 compared to net income of $55.1 million, or $1.00 per diluted share, for fiscal 2003. Cash flows from operating activities were $138.1 million and $118.5 million for the years ended March 31, 2004 and 2003, respectively. On a pro forma non-GAAP basis (to exclude the results of businesses being planned for disposition, as described further below) revenues increased 6.5% to $408.6 million during the year ended March 31, 2004 from $383.8 million in fiscal year 2003. Pro forma non-GAAP net income was $62.1 million for the twelve months ended March 31, 2004, a 17.7% increase over $52.8 million of net income from the comparable prior year period.

The reporting of fiscal year 2004 had been delayed because of the time and resources required to complete and file the company’s Annual Report on Form 10-K for fiscal year 2003, which included the restated financial statements for fiscal years 2002 and 2001. This filing was made on May 17, 2004. The company reiterated that the timing of the filing of the 2004 annual report on Form 10-K did not have an impact on its credit facilities and that it is currently in compliance with all related financial covenants.

“We are very pleased to have completed this process,” said L. Dick Buell, chief executive officer. “Today’s filing marks a significant milestone for Catalina Marketing, in that we have addressed the financial reporting and restatement issues that have faced the company for the past 13 months and can focus solely on building our core businesses.”

Pro Forma Non-GAAP Adjustments

The pro forma non-GAAP financial information herein includes the results of the company’s on-going business operations and, accordingly, excludes the financial results of the business units designated to be divested by the company including Direct Marketing Services (DMS), Japan Billboard and Catalina Marketing Research Solutions (CMRS). It should be noted that the company recognized impairment charges in fiscal 2004 with respect to each of these businesses and that the pro forma non-GAAP financial information does not reflect such impairment charges.

During the third quarter of fiscal year 2004, the company announced its intent to divest DMS, Japan Billboard and CMRS. These businesses were deemed not to be strategically aligned with Catalina’s current core competencies. The company tested the goodwill related to these operations for possible impairment in accordance with Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets.” As a result of this testing, the company recorded impairment charges related to goodwill in the amount of $81.5 million on the consolidated income statement for fiscal year 2004. The impairment charges consisted of $29.8 million related to DMS, $30.5 million related to Japan Billboard and $21.2 million related to CMRS.

In addition to the $81.5 million of goodwill impairment charges described above, the company recognized an impairment charge on its billboard assets in Japan. The increased regulatory limitations on tobacco advertising on billboards in Japan resulted in a charge of $4.1 million related to the impairment of long-lived assets pursuant to SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

Additional information related to how these impairment charges were derived is available in Management’s Discussion and Analysis and the company’s consolidated financial statements contained in the fiscal year 2004 Annual Report on Form 10-K.

Webcast Scheduled

The company also announced that it will host a webcast on Monday, July 19, 2004, at 10:00 a.m. EDT to discuss its financial results as filed in its fiscal year 2004 Annual Report on Form 10-K. The webcast may be accessed at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=POS&script=1010&item_id=918706, and will be available for replay from Monday, July 19, 2004, through Monday, August 16, 2004.

Catalina Marketing Corporation
Selected Financial Data
(in thousands, except per share amounts)

	Twelve Months		Twelve Months
Periods Ended March 31	2004	2004	2003	2003
	GAAP	Pro-Forma	GAAP	Pro-Forma
Revenues	$472,950	$408,632	$470,709	$383,848
Direct Operating Expenses	186,207	139,783	208,381	147,077
Selling, General and Administrative	140,815	123,095	125,449	107,958
Impairment Charges	85,565	—	1,225	—
Depreciation and Amortization	47,637	44,938	43,268	40,682

Income from Operations	12,726	100,816	92,386	88,131
Other (Income) Expense	793	538	3,135	2,862
Provision for Income Taxes	30,436	38,198	34,153	32,517

Net Income (Loss) Before Accounting Change	(18,503)	62,080	55,098	52,752
Cumulative Effect of Acctg Change	(770)	—	—	—

Net Income (Loss) After Acctg Change	$(19,273)	$62,080	$55,098	$52,752

Diluted:
Earnings Per Share	$(0.37)	$1.19	$1.00	$0.96
Weighted Average Shares Outstanding	52,304	52,304	54,885	54,885
Basic:
Earnings Per Share	$(0.37)	$1.19	$1.01	$0.97
Weighted Average Shares Outstanding	52,304	52,304	54,474	54,474

Selected Other Data

	March 31
	2004	2003
Balance Sheet and Cash Flow (in thousands):
Cash	$72,704	$1,715
Stockholders’ Equity	$184,662	$215,995
Cash Flows from Operating Activities	$138,133	$118,503
U.S. Core Domestic Business:
Number of Stores at Quarter End	17,604	17,498
Net Stores Installed During Quarter / YTD	22/106	165/1,010
Promotions Printed During Quarter / YTD (in millions)	878/3,118	922/3,334
Weekly Shopper Reach at Quarter End (in millions)	209	203
International Business:
Number of Stores at Quarter End	5,545	4,069
Net Stores Installed During Quarter / YTD	287/1,476	271/731
Promotions Printed During Quarter / YTD (in millions)	230/757	156/455
Weekly Shopper Reach at Quarter End (in millions)	65	47

Catalina Marketing Corporation
Reconciliation of GAAP to Pro forma Non-GAAP Net Income (1)
(in thousands, except per share amounts)

		Adjustments to
		reconcile from
		GAAP to
		Non-GAAP	Non-GAAP
Twelve Months Ended March 31, 2004	GAAP	Pro forma	Pro forma
Revenues	$472,950	$64,318	$408,632
Direct Operating Expenses	186,207	46,424	139,783
Selling, General and Administrative	140,815	17,720	123,095
Impairment Charges	85,565	85,565	—
Depreciation and Amortization	47,637	2,699	44,938

Income from Operations	12,726	(88,090)	100,816
Other (Income) Expense	793	255	538
Provision for Income Taxes	30,436	(7,762)	38,198

Net Income (Loss) Before Accounting Change	(18,503)	(80,583)	62,080
Cumulative Effect of Acctg Change	(770)	(770)	—

Net Income (Loss) After Acctg Change	$(19,273)	$(81,353)	$62,080

Earnings per Share, Diluted (52,304 shares)	$(0.37)	$(1.56)	$1.19
Earnings per Share, Basic (52,304 shares)	$(0.37)	$(1.56)	$1.19

(1)	The non-GAAP pro forma net income results are a supplement to the financial data based on accounting principals generally accepted in the United States of America (GAAP). These non-GAAP pro forma results reflect adjustments primarily to exclude from operating results the financial statement information for business units that have been identified for divestiture or disposal and as such are not viewed by the company as part of the ongoing business. The company believes this presentation provides useful information to investors because it assists investors in better understanding the company’s operations for the full fiscal year. It should be emphasized, however, that these measurements are not a substitution for GAAP-based financial statements.

Catalina Marketing Corporation
Reconciliation of GAAP to Pro forma Non-GAAP Net Income (1)
(in thousands, except per share amounts)

		Adjustments to
		reconcile from
		GAAP to
		Non-GAAP	Non-GAAP
	GAAP	Pro forma	Pro forma
Period Ended March 31, 2003
Revenues	$470,709	$86,861	$383,848
Direct Operating Expenses	208,381	61,304	147,077
Selling, General and Administrative	125,449	17,491	107,958
Impairment Charges	1,225	1,225	—
Depreciation and Amortization	43,268	2,586	40,682

Income from Operations	92,386	4,255	88,131
Other (Income) Expense	3,135	273	2,862
Provision for Income Taxes	34,153	1,636	32,517

Net Income (Loss) Before Accounting Change	55,098	2,346	52,752
Cumulative Effect of Acctg Change	—	—	—

Net Income (Loss) After Acctg Change	$55,098	$2,346	$52,752

Earnings per Share, Diluted (54,885 shares)	$1.00	$0.04	$0.96
Earnings per Share, Basic (54,474 shares)	$1.01	$0.04	$0.97

(1)	The non-GAAP pro forma net income results are a supplement to the financial data based on accounting principles generally accepted in the United States of America (GAAP). These non-GAAP pro forma results reflect adjustments primarily to exclude from operating results the financial statement information for business units that have been identified for divestiture or disposal and as such are not viewed by the company as part of the ongoing business. The company believes this presentation provides useful information to investors because it assists investors in better understanding the company’s operations for the full fiscal year. It should be emphasized, however, that these measurements are not a substitution for GAAP-based financial statements.

Based in St. Petersburg, FL, Catalina Marketing Corporation (www.catalinamarketing.com) was founded 20 years ago based on the premise that targeting communications based on actual purchase behavior would generate more effective consumer response. Today, Catalina Marketing combines unparalleled insight into consumer behavior with dynamic consumer access. This combination of insight and access provides marketers with the ability to execute behavior-based marketing programs, ensuring that the right consumer receives the right message at exactly the right time. Catalina Marketing offers an array of behavior-based promotional messaging, loyalty programs and direct-to-patient information. Personally identifiable data that may be collected from the company’s targeted marketing programs, as well as its research programs, are never sold or given to any outside party without the express permission of the consumer.

Certain statements in the preceding paragraphs are forward looking, and actual results may differ materially. Statements not based on historic facts involve risks and uncertainties, including, but not limited to, the changing market for promotional activities, especially as it relates to policies and programs of packaged goods and pharmaceutical manufacturers and retailers, government and regulatory statutes, rules, regulations and policies, the effect of economic and competitive conditions and seasonal variations, actual promotional activities and programs with the company’s customers, the pace of installation of the company’s store network, the success of new services and businesses and the pace of their implementation, the company’s ability to maintain favorable client relationships, the timing of the completion of the company’s future SEC filings, the outcome and impact of an ongoing SEC investigation into certain of the company’s prior fiscal years, and the outcome and impact of the pending shareholder class action and derivative lawsuits.

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